Exhibit 10.1

NINTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AGREEMENT

This NINTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the 19th day of February, 2010, by and among Dover Downs Gaming & Entertainment, Inc. (the “Borrower”), Wilmington Trust Company, a Delaware banking corporation, its successors and assigns (“WTC”), PNC Bank, National Association (as successor by merger to Mercantile-Safe Deposit & Trust Company), a national banking association, its successors and assigns (“PNC” and together with WTC, the “Banks”), and WTC, as agent (the “Agent”).

WHEREAS, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of March 25, 2002, as amended by the Amendment to Amended and Restated Credit Agreement, dated as of August 12, 2002, the Second Amendment to Amended and Restated Credit Agreement, dated as of February 19, 2004, the Third Amendment to Amended and Restated Credit Agreement, dated as of November 5, 2004, the Fourth Amendment to Amended and Restated Credit Agreement, dated as of December 14, 2005, the Fifth Amendment to Amended and Restated Credit Agreement, dated as of April 18, 2006, the Sixth Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2007, the Seventh Amendment to Amended and Restated Credit Agreement, dated as of January 15, 2009, and the Eighth Amendment to Amended and Restated Credit Agreement, dated as of February 27, 2009 (as so amended, the “Agreement”), pursuant to which the Banks agreed to make available certain credit facilities to the Borrower; and

WHEREAS, the Borrower, the Banks and the Agent desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

SECTION 2.  Amendments.

2.1.          The following definition of Applicable Margin is added to Section 1.1 of the Agreement:

““Applicable Margin”: shall mean the rate per annum set forth below for the then applicable Leverage Ratio (tested quarterly pursuant to Sections 6.1(a) and 5.2(a) and applicable for the fiscal quarter immediately following the fiscal period tested):

Leverage Ratio	Eurodollar Loans	Base Rate Loans	Applicable Margin Level	Interest Rate Floor

Less than or equal to 1.50	1.75%	.25%	I	2.75%

Greater than 1.50 but less than or equal to 2.00	2.25%	.50%	II	2.75%

Greater than 2.00 but less than or equal to 2.50	2.50%	1.00%	III	3.00%

Greater than 2.50 but less than or equal to 3.00	2.75%	1.25%	IV	3.25%

Greater than 3.00 but less than or equal to 3.50	3.00%	1.50%	V	3.25%

Greater than 3.50 but less than or equal to 3.75”	3.50%	2.00%	VI	4.00%

2.2.          Sections 2.8(a) and 2.8(b) of the Agreement are hereby amended and restated in their entirety to read as follows:

“(a)         Subject to the provisions of Section 2.9, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate minus 1% plus the Applicable Margin (the “Base Rate Option”); provided that such rate shall not be less than the Interest Rate Floor applicable to the Applicable Margin  in effect from time to time.

(b)           Subject to the provisions of Section 2.9, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Loan plus the Applicable Margin (the “Eurodollar Rate Option”); provided that such rate shall not be less than the Interest Rate Floor applicable to the Applicable Margin in effect from time to time.”

2.3.          The definition of Termination Date found in Section 1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

““Termination Date”:  the earlier of (a) January 1, 2013, or such later date to which the Termination Date shall have been extended pursuant to Section 2.10(d) and (b) the date the Commitments are terminated as provided herein.”

2.4.          Section 6.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Leverage Ratio.  Permit as of the end of each quarter set forth below the Leverage Ratio to exceed the amount set forth below for such quarter:

Quarter Ending	Leverage Ratio

March 31, 2010	3.75

June 30, 2010	3.75

September 30, 2010	3.50

December 31, 2010	3.50

March 31, 2011	3.25

June 30, 2011	3.25

September 30, 2011	2.75

Thereafter	2.75”

2.5.          Section 6.1(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Permit Consolidated Tangible Net Worth to be less than the greater of $85,000,000 plus an amount equal to twenty-five percent (25%) of the consolidated net income (if positive) of the Borrower and its Subsidiaries for each fiscal quarter beginning with the fiscal quarter ending December 31, 2009, calculated on a cumulative basis.”

2.6.          Schedule I of the Agreement is hereby amended and restated in its entirety to read as set forth in Schedule I attached hereto.

SECTION 3.  Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Banks as follows:

(a)           Each of the representations and warranties of the Borrower in the Agreement is true and correct in all material respects on and as if made as of the date hereof after giving effect to this Amendment.

(b)           As of the date hereof, and after giving effect to this Amendment, no Default or Event of Default exists.

(c)           No consent, approval or authorization of, or registration with any Person is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

SECTION 4.  Closing Fees.  The Borrower shall pay to the Agent for the account of the Banks a closing fee in the amount of $100,000.00 payable upon the parties’ execution of this Amendment and to be distributed by the Agent to the Banks as follows:  (i) $52,000.00 to WTC, and (ii) $48,000.00 to PNC.

SECTION 5.  Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

SECTION 7.  Agreement in Effect.  Except as hereby amended, the Agreement shall remain in full force and effect.

SECTION 8.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its principles of conflict of laws, all rights and remedies being governed by Delaware’s substantive laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

DOVER DOWNS GAMING &
ENTERTAINMENT, INC.

By:	/s/ Timothy R. Horne
Name: Timothy R. Horne
Title: Senior Vice President

WILMINGTON TRUST COMPANY, as Agent
and as a Bank

By:	/s/ Michael B. Gast
Name: Michael B. Gast
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as a
Bank

By:	/s/ C. Douglas Sawyer
Name: C. Douglas Sawyer
Title: Senior Vice President

SCHEDULE I

BANK AND COMMITMENT INFORMATION

Bank and Address	Commitment	Swing Line Commitment

Wilmington Trust Company 121 South State Street Dover, DE 19901 Attn: Michael B. Gast	$54,600,000 through March 31, 2011, then $49,400,000 through March 31, 2012, then $42,900,000 thereafter	$5,000,000

PNC Bank, National Association 2 Hopkins Plaza 5th Floor Baltimore, MD 20211 Attn: Doug Sawyer	$50,400,000 through March 31, 2011 then $45,600,000 through March 31, 2012, then $39,600,000 thereafter

Total:	$105,000,000 through March 31, 2011, then $95,000,000 through March 31, 2012, then $82,500,000 thereafter	$5,000,000